                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-83993, 333-50217, 333-50381 and 333-39376) pertaining to the
Employee Stock Purchase Plan and the 1993 Stock Option Plan, 1995 Stock Option/Issuance Plan, and 1997 Stock Incentive Plan of Nanogen, Inc., of our report dated January 26, 2001, with respect to the consolidated financial statements of Nanogen, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                          /s/ ERNST & YOUNG LLP


San Diego, California
March 27, 2001